Exhibit 99.1

QUESTAR REPORTS 13% INCREASE IN INCOME FROM CONTINUING

OPERATIONS FOR THE SECOND QUARTER OF 2011

• Announces $100 Million Share Repurchase Program and Affirms 2011 Net Income

Guidance Range of $1.07 to $1.11 per Diluted Share

• Cash Flow From Operations Up 29% in the First Half of 2011

SALT LAKE CITY — Questar Corporation (NYSE:STR) reported second-quarter net income of $40.3 million or $0.22 per diluted share compared to second-quarter 2010 income from continuing operations of $28.7 million or $0.16 per diluted share, including separation costs.  Excluding separation costs, second-quarter 2010 income was $35.8 million or $0.20 per diluted share.  Earnings before interest, taxes, depreciation and amortization (EBITDA) for the quarter were $115.9 million compared to $108.7 million in the year-ago period. Return on average equity (ROE) was 19.4% for the 12 months ended June 30, 2011, compared to 18.1% in the year-ago period.

INCOME (LOSS) FROM CONTINUING OPERATIONS

	3 Months Ended June 30,
	2011	2010	Change
	(in millions, except earnings per share)
Wexpro	$23.7	$22.0	$ 1.7
Questar Pipeline	16.6	15.9	0.7
Questar Gas	0.4	(2.2)	2.6
Corporate	(0.4)	0.1(a)	(0.5)
Total	$40.3	$35.8(a)	$ 4.5
Earnings from continuing operations per diluted share	$0.22	$0.20(b)	$0.02
Average diluted shares	178.8	177.6	1.2

(a)

Excludes $7.1 million after-tax impact of separation costs in the second quarter of 2010.

(b)

Excludes $0.04 per diluted share impact of separation costs in the second quarter of 2010.

EBITDA BY SUBSIDIARY

	3 Months Ended June 30,
	2011	2010	Change
	(in millions)
Wexpro	$ 52.2	$ 48.8	$3.4
Questar Pipeline	45.6	44.2	1.4
Questar Gas	17.9	14.0	3.9
Corporate, Other	0.2	1.7	(1.5)
Total (a)	$115.9	$108.7	$7.2
(a) See computation in attached schedule.

“Net income increased at each business unit in the second quarter of 2011 compared to 2010,” said Ronald W. Jibson, president and CEO of Questar. “Wexpro and Questar Pipeline grew net income by 8% and 4% respectively, while Questar Gas generated positive net income instead of the slight seasonal loss typical for the period.  Capital spending programs are on track and operating performance is in line with our 2011 plan. Accordingly, we remain confident in our earlier net income guidance for 2011 of $1.07 to $1.11 per diluted share.  In addition, the Questar board of directors has approved a $100 million share repurchase program, which will be effective through 2012, to manage our common share count back to Questar’s pre-spin levels,” Jibson said.

Other highlights include:

•

Wexpro earned a 20.0% after-tax return on an average investment base that was 4.5% higher for the 12-months ended June 30, 2011, compared to the same period ended June 30, 2010;

•

Questar Pipeline’s Overthrust Loop Expansion Project was placed in service in February 2011, which resulted in higher transportation revenues;

•

Questar Gas recognized $1.3 million of increased margin from customer growth, higher rates and feeder-line replacement-cost recovery in the second quarter of 2011. In addition, Questar Gas drove a $1.6 million reduction in operating costs in the second quarter of 2011 compared to the second quarter of 2010 as the company increased focus on process improvements and cost-containment initiatives; and

•

Questar’s net cash flow from operating activities before working capital changes increased 29% to $257.4 million in the first half of 2011 compared to the first half of 2010, aided by deferred taxes from 100% bonus depreciation.

Wexpro

Wexpro grew second-quarter 2011 net income to $23.7 million, an increase of 8% from the second quarter of 2010, and generated $52.2 million of EBITDA in the quarter, driven by a higher average investment base. Wexpro earned a 20.4% return on average equity for the 12 months ended June 30, 2011. Wexpro’s average investment base for the 12 months ended June 30, 2011, was $446.4 million, 4.5% higher than the 2010 period. Wexpro continues to deliver approximately half of Questar Gas Company’s annual gas-supply needs. Wexpro produced 11.8 Bcf of cost-of-service gas during the second quarter of 2011 compared to 12.1 Bcf in the 2010 period. Under a long-standing agreement with the states of Utah and Wyoming, Wexpro recovers its costs and earns an unlevered after-tax return of approximately 20% on its investment base – the investment in commercial wells and related facilities, reduced for deferred income taxes and accumulated depreciation. Investment base is expected to increase during the remainder of 2011, in spite of increased deferred taxes due to 100% bonus depreciation allowed for income tax purposes. While bonus depreciation slows the growth of Wexpro’s investment base, it helps lower the price of cost-of-service gas. A summary of changes in Wexpro’s investment base is provided below:

Change in Wexpro Investment Base

12 Months Ended
June 30, 2011
(in millions)
Beginning investment base	$436.2
Successful development wells	96.0
Depreciation, depletion and amortization	(59.1)
Change in deferred taxes	(29.6)
Ending investment base	$443.5

Wexpro remains on track to spend at least $108 million of capital during 2011. Wexpro’s efforts to pursue drilling efficiencies and reduce finding costs is evidenced by drilling performance that has exceeded expectations. In the Vermillion Basin, drilling times in the second quarter of 2011 were as short as seven days and reserve estimates have ranged from 2.5 Bcfe to 3.5 Bcfe per well. This has resulted in average finding costs of less than $1.00 per Mcfe for recently completed wells that Wexpro operates in this area, further increasing the competitiveness of cost-of-service gas in the current low-price environment.

Questar Pipeline

Questar Pipeline earned net income of $16.6 million in the second-quarter of 2011, up 4% from $15.9 million in the second quarter of 2010, and generated $45.6 million of EBITDA in the 2011 quarter.

Questar Pipeline’s net income increase was largely driven by additional revenues from the Overthrust Loop Expansion Project, lower interest expense as well as stable operating and maintenance costs. Questar Pipeline earned an 11.3% return on average equity for the 12 months ended June 30, 2011. A summary of Questar Pipeline revenues is provided below:

Questar Pipeline Revenues

	3 Months Ended June 30,
	2011	2010	Change
	(in millions)
Transportation	$49.1	$47.4	$1.7
Storage	9.5	9.3	0.2
NGL sales – transportation	2.2	2.4	(0.2)
NGL sales – field services	2.8	3.1	(0.3)
Energy services	4.3	3.7	0.6
Other	1.3	0.8	0.5
Total Revenues	$69.2	$66.7	$2.5

At June 30, 2011, Questar Pipeline held net firm-transportation contracts totaling 4,987 thousand decatherms (Mdth) per day, compared to 4,671 Mdth per day at June 30, 2010, a 7% increase. Transportation revenues increased due to the Overthrust Loop Expansion Project that was completed on time and under budget and placed in service in February 2011. The project will add long-term firm-transportation contracts of 548 Mdth per day.  To-date the project has added 485 Mdth per day and the remaining 63 Mdth per day will be added by 2015. The project is expected to generate an ROE of about 12.9%.

As anticipated, NGL sales decreased in the second quarter of 2011 due to activation of a third-party processing plant upstream of Questar Pipeline’s processing facilities located in Price, Utah. NGL sales decreased 9%, and volumes decreased 38% in the second quarter of 2011 versus the same 2010 period. In the second quarter of 2011, the average NGL price rose 46% from the prior-year quarter to about $78 per barrel. Increased transportation revenues from the Overthrust Loop Expansion Project more than offset the drop in NGL sales. The sum of operating, maintenance, general and administrative expenses for the quarter ended June 30, 2011, totaled $0.11 per decatherm transported, the same as in the 2010 period. Questar Pipeline’s continued strong cash flow generation will support corporate-wide capital projects as well as additional dividend growth and the share repurchase program.

Questar Gas

Questar Gas had second-quarter 2011 net income of $0.4 million, compared to a $2.2 million loss in the second quarter of 2010. It generated $17.9 million of EBITDA in the 2011 quarter compared to $14.0 million in the year-ago quarter. Questar Gas earned an 11.0% return on average equity for the 12 months ended

June 30, 2011. Changes in Questar Gas’s margin (revenues less cost of gas sold) are summarized in the following table:

Change in Questar Gas Margin

3 Months Ended June 30,
2011 vs. 2010
(in millions)
New customers	$0.4
Change in rates	0.5
Feeder line cost recovery	0.4
Demand-side-management cost recovery	(0.4)
Recovery of gas-cost portion of bad-debt costs	1.0
Other	1.1
Total	$3.0

As of June 30, 2011, Questar Gas served almost 914,000 customers, an increase of about 8,000 customers, or nearly 1%, from the same time last year. Customer growth and an increase in rates associated with the company’s revenue-decoupling mechanism contributed to higher margins in the 2011 period. Changes in margin from demand-side-management (DSM) cost-recovery revenues are offset by equivalent changes in the program’s expenses. Operating, maintenance, general and administrative expenses, excluding DSM costs, were $140 per customer for the 12 months ended June 30, 2011, compared to $134 per customer in the prior-year period.

A general rate case settlement with the Public Service Commission of Utah, effective August 2010, granted Questar Gas an allowed return on equity of 10.35%, up from 10.0%. The stipulation also extended indefinitely the existing revenue-decoupling mechanism, increased customer rates by $5 million annually, and approved an infrastructure-cost-tracking mechanism for the company’s multi-year pipeline-replacement program. Once the new facilities are in service, the company can place them into rate base and earn its allowed return on those expenditures.

2011 EPS Guidance

Questar management continues to expect that 2011 net income should range between $1.07 and $1.11 per diluted share, consistent with prior guidance. Even with the impact of 100% bonus depreciation, Wexpro expects its average investment base and earnings to grow. Questar Pipeline expects higher transportation revenues to offset lower NGL revenues and continue to generate strong cash flows that support Questar’s capital requirements, dividend growth and the share repurchase program. Questar Gas expects to grow its rate base and returns with its multi-year pipeline replacement program and positive customer growth. Finally, Questar expects to maintain dividend growth at 5% to 10% annually and to utilize the $100 million share repurchase program to manage the common share count back to the pre-spin level of approximately 175 million shares.

2011 Earnings Teleconference

Questar management will discuss second-quarter 2011 results from continuing operations and the outlook for the remainder of 2011 in a conference call with investors Thursday, July 28, beginning at 9:30 a.m. ET. The call and related presentation slides can be accessed at www.questar.com.

About Questar Corporation

Questar is a Rockies-based integrated natural gas company with an enterprise value of about $4.4 billion, operating through three principal subsidiaries:

•

Wexpro develops and produces natural gas on behalf of Questar Gas;

•

Questar Pipeline operates interstate natural gas pipelines and storage facilities in the western U.S. and provides other energy services; and

•

Questar Gas provides retail natural gas distribution in Utah, Wyoming and Idaho.

Forward-Looking Statements

This document may contain or incorporate by reference information that includes or is based upon "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Any or all forward-looking statements may turn out to be wrong. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. Actual results could differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to the following:

•

general economic conditions, including the performance of financial markets and interest rates;

•

changes in industry trends;

•

changes in laws or regulations; and

•

other factors, most of which are beyond Questar’s control.

Questar undertakes no obligation to publicly correct or update the forward-looking statements in this document, in other documents, or on the Web site to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.

For more information, visit Questar’s Web site at www.questar.com.

QUESTAR CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	3 Months Ended		6 Months Ended		12 Months Ended
	June 30,		June 30,		June 30,
	2011	2010	2011	2010	2011	2010
	(in millions, except per share amounts)
REVENUES
Questar Gas	$164.0	$148.6	$577.9	$509.3	$970.4	$884.0
Questar Pipeline	50.5	48.2	98.8	95.9	200.1	184.1
Wexpro	8.4	4.3	16.2	10.5	30.3	22.5
Total Revenues	222.9	201.1	692.9	615.7	1,200.8	1,090.6

OPERATING EXPENSES
Cost of sales (excluding operating expenses shown separately)	31.2	18.4	241.1	176.7	345.3	273.0
Operating and maintenance	39.8	39.3	91.2	91.1	175.9	176.3
General and administrative	26.2	25.0	59.2	51.2	116.5	98.5
Separation costs	-	11.5	-	11.5	-	11.5
Production and other taxes	13.1	13.2	26.7	27.8	49.5	47.5
Depreciation, depletion and amortization	38.9	37.4	78.3	76.3	155.4	151.3
Total Operating Expenses	149.2	144.8	496.5	434.6	842.6	758.1
Net gain (loss) from asset sales	-	-	0.1	-	0.5	(0.1)
OPERATING INCOME	73.7	56.3	196.5	181.1	358.7	332.4
Interest and other income	2.3	2.6	5.2	5.4	11.5	11.7
Income from unconsolidated affiliate	1.0	0.9	1.9	1.9	3.8	3.8
Interest expense	(14.8)	(14.0)	(30.8)	(28.3)	(59.6)	(57.1)
INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	62.2	45.8	172.8	160.1	314.4	290.8
Income taxes	(21.9)	(17.1)	(62.6)	(59.2)	(112.8)	(107.7)
INCOME FROM CONTINUING OPERATIONS	40.3	28.7	110.2	100.9	201.6	183.1
Discontinued operations, net of income taxes	-	69.5	-	148.2	-	315.7
Discontinued operations, noncontrolling interest	-	(0.7)	-	(1.3)	-	(2.8)
Total Discontinued Operations, Net Of Income Taxes	-	68.8	-	146.9	-	312.9
NET INCOME ATTRIBUTABLE TO QUESTAR	$40.3	$97.5	$110.2	$247.8	$201.6	$496.0

EARNINGS PER COMMMON SHARE ATTRIBUTABLE TO QUESTAR
Basic from continuing operations	$0.22	$0.17	$0.62	$0.58	$1.13	$1.05
Basic from discontinued operations	-	0.39	-	0.84	-	1.80
Basic total	$0.22	$0.56	$0.62	$1.42	$1.13	$2.85

Diluted from continuing operations	$0.22	$0.16	$0.62	$0.57	$1.13	$1.03
Diluted from discontinued operations	-	0.39	-	0.83	-	1.77
Diluted total	$0.22	$0.55	$0.62	$1.40	$1.13	$2.80

Weighted-average common shares outstanding
Used in basic calculation	177.5	175.1	177.2	175.0	177.0	174.6
Used in diluted calculation	178.8	177.6	178.7	177.4	179.0	176.9
Dividends per common share	$0.1525	$0.13	$0.305	$0.26	$0.585	$0.515

QUESTAR CORPORATION
OPERATIONS BY LINE OF BUSINESS
(Unaudited)

	3 Months Ended		6 Months Ended		12 Months Ended
	June 30,		June 30,		June 30,
	2011	2010	2011	2010	2011	2010
	(in millions)
Revenues from Unaffiliated Customers
Wexpro	$ 8.4	$ 4.3	$ 16.2	$ 10.5	$ 30.3	$ 22.5
Questar Pipeline	50.5	48.2	98.8	95.9	200.1	184.1
Questar Gas	164.0	148.6	577.9	509.3	970.4	884.0
Total	$222.9	$201.1	$692.9	$615.7	$1,200.8	$1,090.6

Revenues from Affiliated Companies
Wexpro	$ 61.1	$ 60.2	$122.0	$120.7	$ 241.5	$ 233.0
Questar Pipeline	18.7	18.5	37.3	37.3	74.0	73.4
Questar Gas	1.0	0.1	1.8	0.4	2.5	0.9
Total	$ 80.8	$ 78.8	$161.1	$158.4	$ 318.0	$ 307.3

Operating Income (Loss)
Wexpro	$ 36.1	$ 33.3	$ 70.6	$ 66.1	$ 138.2	$ 131.9
Questar Pipeline	31.7	31.3	61.0	64.8	127.0	120.8
Questar Gas	5.7	1.1	64.5	59.7	93.4	87.8
Corporate	0.2	(9.4)	0.4	(9.5)	0.1	(8.1)
Total	$ 73.7	$ 56.3	$196.5	$181.1	$ 358.7	$ 332.4

Income (Loss) from Continuing Operations
Wexpro	$ 23.7	$ 22.0	$ 46.0	$ 43.2	$ 90.9	$ 85.3
Questar Pipeline	16.6	15.9	31.9	33.1	66.2	61.6
Questar Gas	0.4	(2.2)	33.8	30.9	46.8	42.7
Corporate	(0.4)	(7.0)	(1.5)	(6.3)	(2.3)	(6.5)
Total	$ 40.3	$ 28.7	$110.2	$100.9	$ 201.6	$ 183.1

QUESTAR CORPORATION
SELECTED OPERATING STATISTICS
(Unaudited)

	3 Months Ended June 30,		6 Months Ended June 30,		12 Months Ended June 30,
	2011	2010	2011	2010	2011	2010
WEXPRO
Production volumes
Natural gas (Bcf)	11.8	12.1	24.5	25.1	49.6	48.5
Oil and NGL (MMbbl)	0.1	0.1	0.2	0.2	0.4	0.4
Oil and NGL sales price (per bbl)	$90.33	$64.12	$85.71	$64.29	$75.92	$60.64
Investment base at June 30 ($ in millions)	$443.5	$436.2

QUESTAR PIPELINE
Natural gas-transportation volumes (MMdth)
For unaffiliated customers	159.1	162.7	321.6	318.4	645.6	624.2
For Questar Gas	28.7	29.6	71.8	73.6	110.2	115.4
Total transportation	187.8	192.3	393.4	392.0	755.8	739.6
Transportation revenue (per dth)	$ 0.26	$ 0.25	$ 0.25	$ 0.24	$ 0.25	$ 0.25
Net firm-daily transportation demand at June 30 (Mdth)	4,987	4,671
Natural gas processing
NGL sales (Mbbl)	64	103	130	184	373	337
NGL sales price (per bbl)	$78.23	$53.43	$73.87	$57.47	$61.54	$52.79

QUESTAR GAS
Natural gas volumes (MMdth)
Residential and commercial	19.3	18.5	68.2	63.1	110.9	110.2
Industrial	1.1	1.2	2.3	2.3	4.5	3.0
Transportation for industrial customers	11.1	13.0	25.3	29.5	55.1	57.4
Total industrial	12.2	14.2	27.6	31.8	59.6	60.4
Total deliveries	31.5	32.7	95.8	94.9	170.5	170.6

Natural gas revenue (per dth)
Residential and commercial sales	$7.59	$7.11	$7.96	$7.50	$8.14	$7.49
Industrial	6.06	5.15	6.09	5.57	6.14	5.70
Transportation for industrial customers	$0.23	$0.19	$0.21	$0.18	$0.17	$0.20
Temperatures - colder than normal	53%	35%	14%	7%	5%	9%
Temperature-adjusted usage per customer (dth)	17.0	16.5	67.0	63.1	110.8	107.6
Customers at June 30 (thousands)	913.6	905.7

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	June 30,	December 31,
	2011	2010	2010
	(in millions)
ASSETS
Current Assets
Cash and cash equivalents	$ -	$ -	$ 21.8
Accounts receivable, net	85.1	82.8	159.2
Unbilled gas accounts receivable	15.0	15.3	81.6
Inventories	40.2	40.5	62.7
Current regulatory assets	33.2	62.1	53.5
Prepaid expenses and other	9.0	8.0	9.0
Deferred income taxes - current	14.8	14.3	11.8
Total Current Assets	197.3	223.0	399.6
Property, Plant and Equipment	4,759.8	4,456.1	4,642.8
Accumulated depreciation, depletion and amortization	(1,825.5)	(1,689.6)	(1,758.2)
Net Property, Plant and Equipment	2,934.3	2,766.5	2,884.6
Investment in unconsolidated affiliate	27.4	28.2	27.9
Noncurrent regulatory and other assets	62.4	59.6	61.5
TOTAL ASSETS	$3,221.4	$3,077.3	$3,373.6

LIABILITIES AND COMMON SHAREHOLDERS' EQUITY
Current Liabilities
Checks outstanding in excess of cash balances	$ 4.5	$ 5.8	$ -
Short-term debt	137.0	345.0	242.0
Accounts payable and accrued expenses	136.0	198.3	225.1
Current regulatory liabilities	24.8	7.2	6.0
Current portion of long-term debt	82.0	100.0	182.0
Total Current Liabilities	384.3	656.3	655.1
Long-term debt, less current portion	901.8	731.1	898.5
Deferred income taxes	536.5	396.4	474.7
Other long-term liabilities	292.7	322.7	309.2
COMMON SHAREHOLDERS' EQUITY
Common Shareholders' Equity	1,106.1	970.8	1,036.1
TOTAL LIABILITIES AND COMMON SHAREHOLDERS' EQUITY	$3,221.4	$3,077.3	$2,337.5

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	6 Months Ended June 30,
	2011	2010
	(in millions)
OPERATING ACTIVITIES
Net income	$110.2	$249.1
Discontinued operations, net of income taxes	-	(148.2)
Adjustments to reconcile net income to net cash provided
by operating activities from continuing operations:
Depreciation, depletion and amortization	83.1	80.0
Deferred income taxes	58.5	9.1
Share-based compensation	5.9	9.6
Net (gain) from asset sales	(0.1)	-
(Income) from unconsolidated affiliate	(1.9)	(1.9)
Distribution from unconsolidated affiliate	2.4	1.8
Unrealized (gain) on interest rate swap	(0.7)	-
Changes in operating assets and liabilities	112.0	56.2
NET CASH PROVIDED BY OPERATING ACTIVITIES
FROM CONTINUING OPERATIONS	369.4	255.7

INVESTING ACTIVITIES
Property, plant and equipment	(143.4)	(139.5)
Equity investment in QEP	-	(250.0)
Cash used in disposition of assets	(1.1)	(1.0)
Proceeds from disposition of assets	0.2	0.5
Change in notes receivable	-	39.3
NET CASH USED IN INVESTING ACTIVITIES BY CONTINUING OPERATIONS	(144.3)	(350.7)

FINANCING ACTIVITIES
Common stock	3.0	0.9
Change in short-term debt	(105.0)	176.0
Change in notes payable	-	(52.9)
Long-term debt repaid	(100.0)	-
Long-term debt issuance costs	-	(2.9)
Checks outstanding in excess of cash balances	4.5	5.8
Dividends paid	(54.1)	(45.5)
Tax benefits from share-based compensation	4.7	2.1
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES
BY CONTINUING OPERATIONS	(246.9)	83.5
CASH USED IN CONTINUING OPERATIONS	(21.8)	(11.5)
Cash provided by operating activities of discontinued operations	-	468.2
Cash used in investing activities of discontinued operations	-	(598.6)
Cash provided by financing activities of discontinued operations	-	111.1
Effect of change in cash and cash equivalents of discontinued operations	-	19.3
Change in cash and cash equivalents	(21.8)	(11.5)
Beginning cash and cash equivalents	21.8	11.5
Ending cash and cash equivalents	$ -	$ -

QUESTAR CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains non-GAAP financial measures. The Company believes that such non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company's ongoing operating results. The Company's management uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

1. The following table reconciles GAAP income from continuing operations and diluted earnings per common share and non-GAAP income from continuing operations before separation costs and diluted earnings per common share associated with the June 30, 2010, spinoff of QEP Resources, Inc.

	3 Months Ended June 30,
	2011	2010
	(in millions, except earnings per share)
Income from continuing operations	$40.3	$28.7
Separation costs	-	11.5
Income taxes on separation costs	-	(4.4)
After-tax separation costs	-	7.1
Income from continuing operations before separation costs	$40.3	$35.8

EARNINGS PER COMMON SHARE
Diluted from continuing operations	$0.22	$0.16
Diluted from after-tax separation costs	-	0.04
Earnings per diluted share from continuing operations before separation costs	$0.22	$0.20

Weighted-Average Common Shares Outstanding
Diluted	178.8	177.6

2. Management defines EBITDA as income (loss) from continuing operations before the following items: depreciation, depletion, and amortization, separation costs, interest expense and income taxes. Management believes EBITDA is an important measure of the Company's cash flow and liquidity, and a key measure for comparing the Company's financial performance to other companies.

The following table reconciles Questar's income (loss) from continuing operations to EBITDA for the three months ended June 30, 2011:

	Questar	Wexpro	Questar	Questar
	Consolidated	Company	Pipeline	Gas	Corporate
	(in millions)
Income (loss) from continuing operations	$40.3	$23.7	$16.6	$0.4	($0.4)
Depreciation, depletion and amortization	38.9	15.2	12.8	10.9	-
Interest expense	14.8	-	6.8	6.5	1.5
Income taxes	21.9	13.3	9.4	0.1	(0.9)
EBITDA	$115.9	$52.2	$45.6	$17.9	$0.2

The following table reconciles Questar's income (loss) from continuing operations to EBITDA for the three months ended June 30, 2010:

	Questar	Wexpro	Questar	Questar
	Consolidated	Company	Pipeline	Gas	Corporate
	(in millions)
Income (loss) from continuing operations	$ 28.7	$22.0	$15.9	($2.2)	($7.0)
Depreciation, depletion and amortization	37.4	14.4	11.8	11.2	-
Separation costs	11.5	-	-	-	11.5
Interest expense	14.0	0.1	7.3	6.5	0.1
Income taxes	17.1	12.3	9.2	(1.5)	(2.9)
EBITDA	$108.7	$48.8	$44.2	$14.0	$1.7